For Immediate Release

Communications Systems to Sell its Transition Networks and Net2Edge Businesses for $25.0 Million paid at Closing plus up to an Additional $7.0 Million in Earnout Payments

Following closing, CSI intends to distribute $3.50 cash per share or approximately $35 million to its shareholders from the net sale proceeds and other available cash

Minnetonka, MN – April 29, 2021 -- Communications Systems, Inc. (NASDAQ: JCS) (“CSI” or the “Company”), an IoT intelligent edge products and services company, today announced that it entered into a definitive securities purchase agreement (“Purchase Agreement”) with Lantronix, Inc. (Nasdaq: LTRX) (“Lantronix”), to sell the Company’s Transition Networks and Net2Edge businesses to Lantronix for a base price of $25.0 million to be paid at closing, subject to a working capital adjustment following the closing, plus up to an additional $7.0 million in earnout payments based on revenue milestones for the Transition Networks and Net2Edge businesses in the two 180-day periods after closing of the sale.

The sale of these businesses requires CSI shareholder approval and is also subject to customary closing conditions. Assuming CSI’s shareholders approve the transaction, it is expected to close in June 2021. The Transition Networks and Net2Edge businesses represent substantially all of the assets of the Company’s Electronics & Software segment, which had 2020 revenues of $34.5 million.

Concurrently with the closing of the Purchase Agreement, CSI and Lantronix will enter into a Transition Services Agreement under which CSI will perform administrative and IT services and license office, warehouse and production space at its Minnetonka, MN facility for the transferred businesses for up to twelve months.

Lantronix is a global provider of Software as a Service (SaaS), connectivity services, engineering services, intelligent hardware solutions for the Internet of Things (IoT) and Remote Environment Management (REM).

Roger Lacey, Executive Chairman of CSI, commented, “This transaction is integrally related to our previously announced merger with Pineapple Energy, LLC (“Pineapple”), a growing U.S. operator and consolidator of residential solar, battery storage, and grid services solutions. When we announced the merger with Pineapple, we also announced we planned to substantially divest all of our existing businesses, real estate holdings, and cash, cash equivalents, and investments and distribute available sale proceeds from any pre-merger divestitures, together with other available cash in the form of a cash dividend to existing CSI shareholders prior to the effective date of the Pineapple merger.

“While we do not yet know the exact amount and timing of the cash dividends, related to this transaction, we intend to distribute $3.50 per share or approximately $35.0 million (which would include the $1.00 per share dividend mentioned in the Company’s March 2, 2021 press release), consisting of proceeds from the sale of the Transition Networks and Net2Edge businesses and other available cash after closing the sale of these businesses, but prior to the closing of the CSI-Pineapple merger. We will provide more information about the payment of dividends in the future.”

For more information about the previously announced CSI-Pineapple merger visit https://www.commsystems.com/investor-resources

Anita Kumar, CSI’s CEO commented, “We are confident that we have found a great home for the employees and customers of Transition Networks and Net2Edge at Lantronix. There is a growing need for actionable insight with more intelligence, computing, analytics and ubiquitous connectivity at the edge of networks. Transition Networks’ portfolio of Intelligent Edge power and connectivity products that deliver key solutions in Smart Cities, Smart Buildings and Intelligent Transportation Systems will accelerate Lantronix’ ability to deliver Intelligent hardware and software solutions for the Internet of Things (IoT). With Lantronix’ commitment to continued investment in this space through its purchase of the Transition Networks and Net2Edge businesses and the broader scale that will now become available to Lantronix, we expect this business to grow. Becoming part of Lantronix will not only offer the ability to continue our long tradition of quality products and exceptional customer support, but at the same time offer our customers a broader product offering with Lantronix’ IoT gateways and out of band management solutions.”

Dr. Kumar continued, “Lantronix will continue to keep a presence in Minnesota where Transition Networks is currently headquartered. Our team will be working closely with Lantronix to support our customers during the transition process without disruption.”

Any statement about the Purchase Agreement and the transactions described in this press release is a summary and subject to the terms of the Purchase Agreement, which will be filed as an exhibit to a filing with the Securities and Exchange Commission (“SEC”), and to other SEC filings. The Company currently expects to file a preliminary proxy statement for its 2021 Annual Meeting of Shareholders and approval of the Purchase Agreement in early May 2021 with the meeting to be held in late June 2021, and closing to occur shortly after the meeting. See “Important Information and Where to Find It,” set forth below.

Additional Legacy CSI Assets

In addition to its Transition Networks and Net2Edge businesses, CSI assets remaining to be sold include the Services & Support operating segment (JDL Technologies and Ecessa Corporation), which had revenues of $8.8 million in 2020, the Company’s headquarters building in Minnetonka, Minnesota, currently listed for $10.0 million, and real estate in Hector, Minnesota, currently listed for $1.2 million. In addition to any cash dividends paid prior to the CSI-Pineapple merger, as previously disclosed, CSI shareholders immediately prior to this merger (i) will receive a Contingent Value Right that will entitle them to 90% of the net proceeds of any legacy CSI assets that are sold within 18 months after the CSI-Pineapple merger and (ii) will have a continuing interest as shareholders in the combined CSI-Pineapple post-merger entity.

Update on CSI Private Financing

Consistent with CSI’s previously disclosed plans, on April 11, 2021, CSI entered into a non-binding Letter of Intent for debt and equity financing (“Financing”). The Financing is subject to the negotiation and execution of a definitive securities purchase agreement and continuing investor due diligence and would be subject to CSI shareholder approval. CSI expects the Financing would close concurrently with closing of consummation of the CSI-Pineapple merger. Assuming the successful conclusion of Financing, CSI-Pineapple would use the Financing proceeds to refinance the Pineapple existing debt and to provide ongoing working capital, funds for future capital expenditures, and capital for general corporate purposes.

About Communications Systems, Inc.

Communications Systems, Inc., which has operated as an IoT intelligent edge products and services company, has announced its planned merger with Pineapple Energy. After the Pineapple merger, the Company will be positioned to grow organically and to acquire and grow leading local and regional solar, storage, and energy services companies nationwide. The vision is to power the energy transition through grass-roots growth of solar electricity paired with battery storage on consumers’ homes.

About Lantronix

Lantronix, Inc. is a global provider of Software as a Service (SaaS), connectivity services, engineering services, intelligent hardware solutions for the Internet of Things (IoT) and Remote Environment Management (REM). Lantronix enables its customers to provide reliable and secure IoT Intelligent Edge and OOBM solutions while accelerating time to market. Lantronix’ products and services dramatically simplify the creation, development, deployment, and management of IoT projects while providing quality, reliability and security across hardware, software, and solutions.

With three decades of proven experience in creating robust IoT technologies and OOBM solutions, Lantronix is an innovator in enabling its customers to build new business models, leverage greater efficiencies and realize the possibilities of the Internet of Things. Lantronix’ solutions are deployed inside millions of machines at data centers, offices, and remote sites serving a wide range of industries, including energy, agriculture, medical, security, manufacturing, distribution, transportation, retail, financial, environmental and government.

For more information, visit www.lantronix.com. Learn more at the Lantronix blog, www.lantronix.com/blog, featuring industry discussion and updates. To follow Lantronix on Twitter, please visit www.twitter.com/Lantronix. View our video library on YouTube at www.youtube.com/user/LantronixInc or connect with us on LinkedIn at www.linkedin.com/company/lantronix.

Important Information and Where to Find It

A full description of the terms of the CSI-Lantronix transaction will be provided in a proxy statement for the shareholders of Communications Systems, Inc. (the “Proxy Statement”) to be filed with the SEC. CSI urges investors, shareholders and other interested persons to read, when available, the preliminary proxy statements as well as other documents filed with the SEC because these documents will contain important information about the proposed sale to Lantronix and the CSI-Pineapple merger. The definitive proxy statement will be mailed to CSI shareholders as of a record date to be established for voting on the proposed sale to Lantronix. Shareholders will also be able to obtain a copy of the definitive proxy statement (when available), without charge, by directing a request to: Communications Systems, Inc., 10900 Red Circle Drive, Minnetonka, MN 55343. The preliminary and definitive proxy statement, once available, can also be obtained, without charge, at the SEC’s website (www.sec.gov). In addition, as previously disclosed, a full description of the terms of the CSI-Pineapple transaction will be provided in a separate proxy statement/registration statement to be filed with the SEC.

Participants in the Solicitation

Communications Systems, Inc. and its directors and executive officers may be considered participants in the solicitation of proxies by CSI in connection with the proposed transaction. Information about the directors and executive officers of CSI is set forth in its Annual Report on Form 10-K/A for the fiscal year ended December 31, 2019, its 2020 Proxy Statement, its Current Report on Form 8-K dated December 1, 2020, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which were filed with the SEC on March 17, 2020, April 29, 2020, December 1, 2020, and March 31, 2021, respectively, and will be set forth in its Proxy Statement, which will be filed with the SEC when it becomes available. You may obtain these documents (when they become available, as applicable) free of charge through the sources indicated above.

Website Information

CSI routinely posts important information for investors on its website, www.commsystems.com, in the “Investor Resources” section. CSI uses this website as a means of disclosing material information in compliance with its disclosure obligations under SEC Regulation FD. Accordingly, investors should monitor the “Investor Resources” section of CSI’s website, in addition to following its press releases, SEC filings, future public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, CSI’s website is not incorporated by reference into, and is not a part of, this document.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Communications Systems’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. There can be no guarantee that the proposed transactions described in this document will be completed, or that they will be completed as currently proposed, or at any particular time. Actual results may vary materially from those expressed or implied by the statements here due to changes in economic, business, competitive or regulatory factors, and other risks and uncertainties affecting the operation of Communications Systems’ business. These risks, uncertainties and contingencies are presented in the Company’s Annual Report on Form 10-K and, from time to time, in the Company’s other filings with the Securities and Exchange Commission. The information set forth herein should be read considering such risks. Further, investors should keep in mind that the Company’s financial results in any period may not be indicative of future results. Communications Systems is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether because of new information, future events, changes in assumptions or otherwise. In addition to these factors, there are a number of specific factors related to this transaction, including:

•	The Company’s ability to obtain shareholder approval for the sale to Lantronix;
•	conditions to the closing of the sale to Lantronix may not be satisfied or the sale may involve unexpected costs, liabilities or delays;
•	up to $7 million of the purchase price is structured in the form of an earnout based on revenues generated by Lantronix in the 360 days following closing, and there is no guaranty that sufficient revenues will be recognized for the earnout to be paid to the Company;
•	how the restrictions placed on the Company’s ability to actively solicit competing bids, and the obligation for the Company to pay a termination fee of $875,000 under certain circumstances, might deter other potential acquirers of the Electronics and Software segment;

•	conditions to the closing of the previously announced CSI-Pineapple merger may not be satisfied or the merger may involve unexpected costs, liabilities or delays;
•	related to the CSI-Pineapple announced merger, the Company’s ability to successfully sell its other existing operating business assets and its real estate assets at a value close to their current fair market value and distribute these proceeds to its existing shareholder base;
•	the fact that the continuing CSI-Pineapple entity will be entitled to retain ten percent of the net proceeds of CSI legacy assets that are sold after the effective date of the CSI-Pineapple closing;
•	the occurrence of any other risks to consummation of the sale to Lantronix or the CSI-Pineapple merger, including the risk that the sale to Lantronix or CSI-Pineapple merger will not be consummated within the expected time period or any event, change or other circumstances that could give rise to the termination of the sale to Lantronix or the CSI-Pineapple merger;
•	risks that the Lantronix transaction and the CSI-Pineapple merger will disrupt current CSI plans and operations or that the business or stock price of CSI may suffer as a result of uncertainty surrounding the Lantronix transaction and the CSI-Pineapple merger;
•	the outcome of any legal proceedings related to the sale to Lantronix or the CSI-Pineapple merger;
•	the fact that the proposed Financing described in this press release is subject to the negotiation and execution of a definitive securities purchase agreement, continuing investor due diligence, and to CSI shareholder approval and would close concurrently with closing of consummation of the CSI-Pineapple merger; and
•	the fact that CSI cannot yet determine the exact amount and timing of any pre-CSI-Pineapple merger cash dividends or the value of the Contingent Value Rights that CSI intends to distribute to its shareholders immediately prior to the effective date of the CSI-Pineapple merger.

Contacts:

For Communications Systems, Inc.

Anita Kumar

Chief Executive Officer

+1 (952) 996-1674

Roger H. D. Lacey

Executive Chair

+1 (952) 996-1674

Mark D. Fandrich

Chief Financial Officer

+1 (952) 582-6416

mark.fandrich@commsysinc.com

The Equity Group Inc.

Lena Cati

Vice President

+1 (212) 836-9611

lcati@equityny.com